UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2023, NuVasive, Inc., a Delaware corporation (“NuVasive”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc., a Delaware corporation (“Globus Medical”) and Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Globus Medical (“Merger Sub”).

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into NuVasive (the “Merger”), with NuVasive surviving the Merger as a wholly owned subsidiary of Globus Medical.

Merger Consideration

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of NuVasive (“NuVasive Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive 0.75 fully paid and non-assessable shares of Class A common stock of Globus Medical, $0.001 par value per share (the “Globus Medical Class A Common Stock”), and the right to receive cash in lieu of fractional shares.

Conditions to the Merger

The respective obligations of NuVasive and Globus Medical to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including: (1) the adoption of the Merger Agreement by NuVasive’s stockholders; (2) approval by Globus Medical’s stockholders of the issuance of shares of Globus Medical Class A Common Stock in connection with the Merger (the “Issuance”); (3) the absence of any law or order prohibiting consummation of the Merger; (4) Globus Medical’s registration statement on Form S-4 with respect to the Globus Medical Class A Common Stock to be issued in connection with the Merger having been declared effective by the U.S. Securities and Exchange Commission; (5) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act Approval”); (6) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (7) compliance by the other party in all material respects with such other party’s obligations under the Merger Agreement; and (8) the absence of a material adverse effect on the other party since February 8, 2023.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by NuVasive, Globus Medical and Merger Sub. The Merger Agreement also contains customary pre-closing covenants, including covenants by each of the parties relating to conduct of their respective business prior to the closing of the Merger. In addition, the parties have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable to complete the Merger and the other transactions contemplated by the Merger Agreement as soon as reasonably practicable, including obtaining each regulatory approval necessary to complete the Merger or to avoid an action or proceeding by a governmental body and including proposing, negotiating, committing to, effecting any divestiture, except that (x) Globus Medical is not required to divest any business, asset, property or product line of NuVasive, Globus Medical or any of their respective subsidiaries that generated total net sales in excess of $40,000,000 in the twelve (12) month period ending December 31, 2022, and (y) NuVasive is only required to take or commit to take any action requested by Globus Medical pursuant to the regulatory efforts covenant, if such action is binding on NuVasive only in the event the closing of the Merger occurs.

The Merger Agreement also provides that, prior to the closing of the Merger, each of NuVasive and Globus Medical is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. In addition, the board of directors of each of NuVasive and Globus Medical are required to recommend that their respective stockholders vote in favor of the transaction, subject to exceptions for superior proposals and other situations where failure to effect a recommendation change would be inconsistent with such board’s fiduciary duties.

At the closing of the Merger, Globus Medical’s board of directors will be expanded to eleven members and three members of NuVasive’s board of directors (to be proposed by NuVasive and acceptable to Globus Medical prior to the closing of Merger) will be appointed to Globus Medical’s board of directors.

Termination and Termination Fees

Either NuVasive or Globus Medical may terminate the Merger Agreement under certain circumstances, including if (1) the Merger is not completed by October 8, 2023, subject to two additional two-month extensions (up to a maximum of twelve (12) months from signing, or February 8, 2024) by NuVasive or Globus Medical in certain circumstances in the event that the HSR Act Approval has not been obtained or a legal restraint under anti-trust law is in effect (the “End Date”), (2) NuVasive’s stockholders fail to adopt the Merger Agreement, (3) Globus Medical’s stockholders fail to approve the Issuance, (4) the Merger violates any final and non-appealable order or a law has been enacted after the date of the Merger Agreement that makes the Merger illegal or otherwise prohibited, (5) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach, (6) prior to receiving stockholder approval, a party terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal, (7) the other party commits an intentional and material breach of its restrictions with respect to the solicitation of alternative transactions, or (8) the other party’s board of directors has changed its recommendation in favor of the Merger.

NuVasive will be required to make a payment to Globus Medical equal to $120 million if the Merger Agreement is terminated in certain circumstances, including because (1) Globus Medical has terminated the Merger Agreement because NuVasive’s board of directors has changed its recommendation in favor of the Merger; provided that the termination fee will be reduced to $75 million if the change in recommendation occurs during the 30-day period following the date of the Merger Agreement (which period may be extended for an additional five (5) days in the event an acquisition proposal is received with respect to NuVasive on or after the 25th day of such 30-day period) (such period, the “Specified Period”) with respect to a superior proposal, (2) NuVasive has terminated the Merger Agreement in order to enter into an agreement providing for a superior proposal with respect to NuVasive; provided that the termination fee will be reduced to $75 million if such termination occurs during the Specified Period, or (3) NuVasive materially and intentionally breaches its restrictions with respect to the solicitation of alternative transactions. NuVasive will also be required to make a payment to Globus Medical equal to $60 million if the Merger Agreement is terminated because NuVasive’s stockholders fail to adopt the Merger Agreement and at the time of such failure, NuVasive’s board of directors has not changed its recommendation to its stockholders in favor of the Merger.

Globus Medical will be required to make a payment to NuVasive equal to $120 million if the Merger Agreement is terminated in certain circumstances, including because (1) NuVasive has terminated the Merger Agreement because Globus Medical’s board of directors has changed its recommendation in favor of the Issuance; provided that the termination fee will be reduced to $75 million if the change in recommendation occurs during the Specified Period for Globus Medical with respect to a superior proposal, (2) Globus Medical has terminated the Merger Agreement in order to enter into an agreement providing for a superior proposal with respect to Globus Medical; provided that the termination fee will be reduced to $75 million if such termination occurs during the Specified Period in order to accept a superior proposal, or (3) Globus Medical materially and intentionally breaches its restrictions with respect to the solicitation of alternative transactions. Globus Medical will also be required to make a payment of $120 million to NuVasive if its stockholders fail to approve the Issuance or in the event of a breach of the Voting Agreement (as described below under “Voting Agreement”); provided that the termination fee will be reduced to $75 million if Globus Medical’s board of directors changes its recommendation during the Specified Period in response to a superior proposal.

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about NuVasive or Globus Medical.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by NuVasive’s stockholders or Globus Medical’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, NuVasive undertakes no obligation to update such information.

Voting Agreement

David Paul and Sonali Paul, each a stockholder of Globus Medical (together, the “Stockholders”), have entered into a voting and support agreement (the “Voting Agreement”) with NuVasive and Globus Medical pursuant to which such Stockholders have agreed to vote their shares of Class B common stock, par value $0.001 per share, of Globus Medical (“Globus Medical Class B Common Stock”) in accordance with the recommendation of Globus Medical’s board of directors as of the time of the Globus Medical’s stockholder meeting soliciting approval of the Issuance. The Stockholders collectively own approximately 20,867,524 shares of Globus Medical Class B Common Stock, representing approximately 70% of the total voting power of outstanding common stock of Globus Medical.

The Voting Agreement will terminate at the earliest to occur of (a) the effective time of the Merger, (b) if Globus Medical’s board of directors changes its recommendation, (c) receipt of the approval of Globus Medical’s stockholders for the Issuance and (d) such date and time as the Merger Agreement is validly terminated.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 8, 2023, by and among NuVasive, Inc., Globus Medical, Inc. and Zebra Merger Sub, Inc.* #

10.1	Voting and Support Agreement, dated as of February 8, 2023, by and among NuVasive, Inc., Globus Medical, Inc., David Paul and Sonali Paul.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

#

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and the registrant customarily and actually treats it as private and confidential.

*      *      *

No Offer or Solicitation

This current report is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Information About the Transaction and Where To Find It

In connection with the proposed transaction, Globus Medical will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Globus Medical and NuVasive and that will also constitute a prospectus of Globus Medical for shares of its class A common stock to be offered in the proposed transaction. Globus Medical and NuVasive may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement statement/prospectus or registration statement or any other document which Globus Medical or NuVasive may file with the SEC. INVESTORS AND SECURITY HOLDERS OF GLOBUS MEDICAL AND NUVASIVE ARE URGED TO READ THE REGISTRATION STATEMENT, WHICH WILL INCLUDE THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement, definitive joint proxy statement/ prospectus and other documents filed by Globus Medical and NuVasive with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Globus Medical and NuVasive. Requests for copies of the joint proxy statement/ prospectus and other documents filed by Globus Medical with the SEC may be made by contacting Keith Pfeil, Chief Financial Officer by phone at (610) 930-1800 or by email at kpfeil@globusmedical.com, and request for copies of the joint proxy statement/prospectus and other documents filed by NuVasive may be made by contacting Matt Harbaugh, Chief Financial Officer, by phone at (858) 210-2129 or by email at investorrelations@nuvasive.com.

Participants in the Solicitation

Globus Medical, NuVasive, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Globus Medical’s and NuVasive’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Globus Medical and their ownership of Globus Medical stock is set forth in Globus Medical’s annual report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 17, 2022 and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 21, 2022. Information regarding NuVasive’s directors and executive officers is contained in NuVasive’s annual report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 23, 2022, and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 30, 2022. Certain directors and executive officers of Globus Medical and NuVasive may have a direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Globus Medical’s and NuVasive’s shareholders in connection with the proposed transaction will be included in the joint proxy statement/prospectus. These documents can be obtained free of charge from the sources indicated above.

Cautionary Notes on Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to: (i) the proposed transaction may not be completed on anticipated terms and timing, (ii) a condition to closing of the transaction may not be satisfied, including obtaining shareholder and regulatory approvals, (iii) the anticipated tax treatment of the transaction may not be obtained, (iv) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the transactions, (v) potential litigation relating to the proposed transaction that could be instituted against Globus Medical, NuVasive or their respective directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (vii) any negative effects of the announcement, pendency or consummation of the transactions on the market price of Globus Medical’s or NuVasive’s common stock and on Globus Medical’s or NuVasive’s businesses or operating results, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (ix) the risks and costs associated with the integration of, and the ability of Globus Medical and NuVasive to integrate, their businesses successfully and to achieve anticipated synergies, (x) the risk that disruptions from the proposed transaction will harm Globus Medical’s or NuVasive’s business, including current plans and operations, (xi) the ability of Globus Medical or NuVasive to retain and hire key personnel and uncertainties arising from leadership changes, (xii) legislative, regulatory and economic developments, and (xiii) the other risks described in Globus Medical’s and NuVasive’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Globus Medical’s or NuVasive’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Globus Medical nor NuVasive assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated: February 9, 2023	By:	/s/ Keith Pfeil
Keith Pfeil
Chief Financial Officer Chief Accounting Officer Senior Vice President (Principal Financial Officer)